   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 30, 1998


                                                 REGISTRATION NO. 333-67465

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------


                        PRE-EFFECTIVE AMENDMENT NO. 1 TO


                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                                  U.S. BANCORP
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                           DELAWARE                                                       41-0255900
               (STATE OR OTHER JURISDICTION OF                                         (I.R.S. EMPLOYER
                INCORPORATION OR ORGANIZATION)                                      IDENTIFICATION NUMBER)

                           --------------------------

                                U.S. BANK PLACE
                            601 SECOND AVENUE SOUTH
                       MINNEAPOLIS, MINNESOTA 55402-4302
                                 (612) 973-1111
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                           --------------------------

                               LEE R. MITAU, ESQ.
                                  U.S. BANCORP
                            601 SECOND AVENUE SOUTH
                       MINNEAPOLIS, MINNESOTA 55402-4302
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                           --------------------------

                                    Copy to:

            MITCHELL S. EITEL, ESQ.                           ROBERT MORRISH, ESQ.
              Sullivan & Cromwell                            Libra Investments, Inc.
               125 Broad Street                        11766 Wilshire Boulevard, Suite 870
           New York, New York 10004                          Los Angeles, California
                (212) 558-4960                                   (310) 312-5670

                           --------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time, and such time or times as may be determined by the Selling Stockholders after this Registration Statement becomes effective.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /


    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/



    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /



    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                           --------------------------

                        CALCULATION OF REGISTRATION FEE


                                                                             PROPOSED            PROPOSED
                                                                             MAXIMUM             MAXIMUM            AMOUNT OF
                                                       AMOUNT TO BE         AGGREGATE       AGGREGATE OFFERING     REGISTRATION
     TITLE OF SECURITIES TO BE REGISTERED(1)          REGISTERED(1)       PRICE PER UNIT          PRICE                FEE
Common Stock (par value $1.25 per share)              900,000 shares           (2)                 (2)             $1,800(2)(3)


(1) This Registration Statement relates to the resale of shares of Common Stock of the Registrant to be received by certain employees in connection with the circumstances described in the Prospectus.


(2) Pursuant to Rule 457(c), the registration fee is calculated on the basis of the average of the high and low prices of the Common Stock of the Registrant reported on the NYSE on December 28, 1998 (34.97).



(3) The total amount of the Registration Fee is $8,750, of which $6,950 was paid upon the initial filing of the Registration Statement.

                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  U.S. BANCORP


                         900,000 Shares of Common Stock
                          (Par Value $1.25 Per Share)


                            ------------------------


                     Listed on: The New York Stock Exchange
                              Trading Symbol: USB
                   Closing price on DECEMBER 28, 1998: $34.69


                            ------------------------

              Certain Stockholders of U.S. Bancorp propose to sell
                      Shares of U.S. Bancorp Common Stock

                           THE SELLING STOCKHOLDERS:


- may sell up to 900,000 shares, as described herein under "Plan of Distribution"


- will pay all stock transfer taxes, brokerage commissions, underwriting discounts or commissions and their own counsel's fees

-  are named individually herein under "Selling Stockholders"

-  will indemnify the Company against certain liabilities

                                  THE COMPANY:

-  will not receive any proceeds from the sale of these shares

-  will pay all expenses other than those paid by the Selling Stockholders

-  will indemnify the Selling Stockholders against certain liabilities

                            ------------------------

    The mailing address of the principal executive offices of U.S. Bancorp is U.S. Bank Place,
601 Second Avenue South, Minneapolis, Minnesota 55402-4302, and the telephone number is (612) 973-1111.

    The Shares are not savings accounts, deposits or other obligations of a bank or savings association and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                            ------------------------


               THE DATE OF THIS PROSPECTUS IS DECEMBER 30, 1998.

                                  THE COMPANY

GENERAL

    You may obtain financial and other information relating to U.S. Bancorp (the "Company"), its directors and its executive officers, from (1) the Company's 1997 Annual Report on Form 10-K, as amended, (2) the Company's 1998 Quarterly Reports on Form 10-Q and (3) the Company's 1998 Current Reports on Form 8-K. You may obtain copies of these reports as indicated under "Available Information". See also "Incorporation of Certain Documents By Reference".

HISTORY AND BUSINESS


    On August 1, 1997, First Bank System, Inc. of Minneapolis, Minnesota acquired U.S. Bancorp of Portland, Oregon and assumed the U.S. Bancorp name. The Company is a regional, multi-state bank holding company headquartered in Minneapolis. The Company incorporated in Delaware in 1929 and owns 100 percent of the capital stock of seven banks and ten trust companies. The Company has over 1,000 banking offices in Minnesota, Oregon, Washington, Colorado, California, Idaho, Nebraska, North Dakota, Nevada, South Dakota, Montana, Iowa, Illinois, Utah, Wisconsin, Kansas, and Wyoming. The Company also has various nonbank subsidiaries engaged in financial services.


    The banks engage in general commercial banking business, principally in domestic markets. They range in deposits from less than $1.0 million to $47.3 billion and provide a wide variety of services to individuals, businesses, industry, institutional organizations, governmental entities, and other financial institutions. Depository services include checking accounts, savings accounts, and time certificate contracts. Ancillary services, such as treasury management and receivable lockbox collection, are provided for corporate customers. The Company's bank and trust subsidiaries provide a full range of fiduciary activities for individuals, estates, foundations, business corporations, and charitable organizations.

    The Company provides banking services through its subsidiary banks to both domestic and foreign customers and correspondent banks. These services include consumer banking, commercial lending, financing of import/export trade, foreign exchange, and investment services.

    The Company, through its subsidiaries, also provides services in trust, commercial and agricultural finance, data processing, leasing, and brokerage services.

    On a full-time equivalent basis, employment during 1997 averaged a total of 25,858 employees.

    COMPETITION. The commercial banking business is highly competitive. Subsidiary banks compete with other commercial banks and with other financial institutions, including savings and loan associations, mutual savings banks, finance companies, mortgage banking companies, credit unions, and investment companies. In recent years, competition has increased from institutions not subject to the same regulatory restrictions as domestic banks and bank holding companies.

    GOVERNMENT POLICIES. State and federal legislative changes affect the operations of the Company, as do the policies of various regulatory authorities, including those of the several states in which the banks operate, the United States and foreign governments. These policies include, for example, (1) statutory maximum legal lending rates, (2) domestic monetary policies of the Board of Governors of the Federal Reserve System, (3) United States fiscal policy, (4) international currency regulations and monetary policies, and (5) capital adequacy and liquidity constraints imposed by bank regulatory agencies.

    SUPERVISION AND REGULATION. The Company is a registered bank holding company under the Bank Holding Company Act of 1956, and is regulated by the Board of Governors of the Federal Reserve System.

    Under the Bank Holding Company Act of 1956, a bank holding company may engage in banking, managing or controlling banks, furnishing or performing services for banks it controls, and conducting activities that the Board of Governors has determined to be closely related to banking. The Company must obtain the prior approval of the Board of Governors before acquiring more than 5 percent of the outstanding shares of another bank or bank holding company. The Company must notify, and in some situations obtain the prior approval of, the Board of Governors when the Company acquires more than 5 percent of the outstanding shares of a company engaged in a "bank-related" business.

    Under the Bank Holding Company Act of 1956, as amended by the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994, the Company may acquire banks throughout the United States, subject only to state or federal deposit caps and state minimum-age requirements. Effective June 1, 1997, the Bank Holding Company Act of 1956, as so amended, authorized interstate branching by acquisition and consolidation in those states that had not opted out by June 1, 1997.

    The Comptroller of the Currency supervises and examines national banks. All subsidiary banks of the Company are members of the Federal Deposit Insurance Corporation and, as such, are subject to examination thereby. In practice, the primary federal regulator makes regular examinations of each subsidiary bank subject to its regulatory review or participates in joint examinations with other federal regulators. Areas subject to regulation by federal authorities include the allowance for credit losses, investments, loans, mergers, issuance of securities, payment of dividends, establishment of branches and other aspects of operations.

    PROPERTIES. The Company and its significant subsidiaries occupy their headquarter offices under long-term leases. The Company also leases freestanding operations centers in St. Paul and owns operations centers in Fargo, Portland, and Boise. At December 31, 1997, the Company's subsidiaries owned and operated a total of 603 facilities and leased an additional 638 facilities, all of which are well maintained. Additional information with respect to premises and equipment is available in Notes G and Q to the Consolidated Financial Statements in the Company's 1997 Form 10-K.

                   DESCRIPTION OF THE COMPANY'S CAPITAL STOCK

    THE FOLLOWING DESCRIPTION OF THE CAPITAL STOCK OF THE COMPANY IS NOT COMPLETE AND IS SUBJECT TO APPLICABLE DELAWARE LAW AND TO THE PROVISIONS OF THE COMPANY'S CERTIFICATE OF INCORPORATION, AS AMENDED (THE "COMPANY'S CERTIFICATE"). THE FOLLOWING DESCRIPTION IS QUALIFIED BY REFERENCE TO (1) THE COMPANY'S CERTIFICATE, (2) THE CERTIFICATE OF DESIGNATION FOR EACH SERIES OF PREFERRED STOCK OF THE COMPANY, AND (3) THE AGREEMENTS AND DOCUMENTS REFERRED TO BELOW UNDER "--PERIODIC STOCK PURCHASE RIGHTS AND RISK EVENT WARRANTS" AND "--PREFERRED STOCK--TERM PARTICIPATING PREFERRED STOCK." WE INCORPORATE BY REFERENCE COPIES OF THESE DOCUMENTS AS EXHIBITS TO THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS IS A PART.

GENERAL

    The authorized capital stock of the Company consists of 1,500,000,000 shares of Common Stock, par value $1.25 per share, and 50,000,000 shares of preferred stock. Unless action is required by applicable laws or regulations, the Company's Board of Directors has the power to adopt resolutions that (1) provide for the issuance of preferred stock in one or more series and (2) fix or limit the voting rights, designations, preferences, and relative, participating, optional or other special rights of such stock. This power is limited by applicable laws or regulations and may be delegated to a committee of the Company's Board of Directors.


    As of November 30, 1998, (1) 744,797,857 shares of Common Stock were issued (including 19,817,592 shares held in treasury), (2) 61,780,577 shares were reserved for issuance under the Company's employee and director plans and the Company's Dividend Reinvestment Plan, (3) 93,194 shares were reserved for issuance under outstanding warrants to purchase Common Stock and (4) 45,000,000 shares were reserved for issuance upon exercise of the Periodic Stock Purchase Rights and Risk Event Warrants described below. As of November 30, 1998, there were no shares of preferred stock of the Company outstanding and 12,750 shares of preferred stock of the Company reserved for issuance.

PREFERRED STOCK


    The Company presently has no series of
preferred stock issued and outstanding and two series of preferred stock authorized for future issuance. As of November 30, 1998, the Company had 12,750 shares of its Series 1990A Preferred Stock reserved for issuance.


    SERIES 1990A PREFERRED STOCK

    The Company may be obligated to issue up to 12,750 shares of its Series 1990A Preferred Stock as a result of the sale by the Company of 37,800,000 shares of its Common Stock and accompanying periodic stock purchase rights and risk event warrants in a private placement in July 1990. See "--Common Stock--Periodic Stock Purchase Rights and Risk Event Warrants" below. If issued, the shares of Series 1990A Preferred Stock would provide for a liquidation preference of $100,000 per share. The dividend rate would be adjusted quarterly and would be determined at the time of issuance.

    If the Company does not pay dividends on the Series 1990A Preferred Stock for six or more quarters, then the number of directors of the Company may be increased by one. The holders of such Series 1990A Preferred Stock, voting as a separate class, will be entitled to elect the one additional director at the next annual meeting of the Company's shareholders for the election of directors. The additional director will continue to serve the full term for which he or she would have been elected, even if dividends on the Series 1990A Preferred Stock are subsequently declared or paid. The affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of the Series 1990A Preferred Stock will be required (1) to amend the Company's Certificate (including any certificate of designation or any similar document relating to any series of preferred stock of the Company) in a manner which will adversely affect the rights or privileges of the Series 1990A Preferred Stock, (2) to issue, authorize, or increase the authorized amount of any additional class or series of stock ranking prior to the Series 1990A Preferred Stock as to dividends or upon liquidation, or (3) to issue or authorize any obligation or security convertible into or evidencing a right to purchase any such class or series of stock.

    TERM PARTICIPATING PREFERRED STOCK


    GENERAL. The Company has established a series of preferred stock, par value $1.00 per share, designated as the "Term Participating Preferred Stock". The Company will issue such shares solely as employment compensation to employees of Libra Investments, Inc. (or the high-yield division of any successor to Libra Investments, Inc. that is a direct or indirect subsidiary of the Company), which the Company recently agreed to purchase. Holders of Term Participating Preferred Stock will possess rights to receive Common Stock pursuant to a Rights Agreement, dated as of January 4, 1999, between the Company and U.S. Bank National Association, as Rights Agent.



    The number of shares of Term Participating Preferred Stock will initially be approximately 100,000. The Company's Board of Directors may increase or decrease the number of shares, but not below the number then outstanding. Any shares transferred to the Company will be available for reissuance as shares of this series.



    TERM. The shares of Term Participating Preferred Stock will remain outstanding until December 31, 2003, or the Early Termination Date, as defined in the Rights Agreement (the "Term Date"), unless earlier purchased by the Company. From the Term Date, (1) each share of Term Participating Preferred Stock will represent only the right to receive the number of shares of Common Stock to which the holder of the attached Right would be entitled, assuming that such Right is validly exercised or deemed exercised and (2) the holders of the Term Participating Preferred Stock will have no other rights or claims against the Company.


    DIVIDENDS. The Company's Board of Directors may declare dividends on the Term Participating Preferred Stock, out of funds legally available therefor, on each date occurring prior to the Term Date that dividends or other distributions (except those payable in Common Stock) are payable on or in respect of Common Stock and in an amount per share equal to the aggregate amount of dividends or other distributions (except those payable in Common Stock) that would be payable on such date to a holder of the Reference Package (as defined below). Dividends on each share will cumulate from the date such share is originally issued.

However, any such share originally issued after a dividend record date and on or prior to the dividend payment date to which such record date relates will not be entitled to receive the dividend payable on such dividend payment date. Holders of shares will not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends.

    The term "Reference Package" initially means ten shares of the Common Stock of the Company. If the Company, at any time after the close of business on the date of initial issuance of the Term Participating Preferred Stock, (1) declares or pays a dividend on any Common Stock payable in Common Stock, (2) subdivides (by any split, recapitalization or otherwise), any Common Stock or (3) combines any Common Stock into a smaller number of shares, then the Reference Package after such event shall be the Common Stock that a holder of the Reference Package immediately prior to such event would hold thereafter as a result thereof.

    While any shares of Term Participating Preferred Stock are outstanding, the Company must first pay the full cumulative dividends (including the dividend to be due upon payment of such dividend, distribution, redemption, purchase or other acquisition) on all such outstanding shares if the Company (1) declares a dividend upon the Common Stock or upon any other stock ranking junior to the Term Participating Preferred Stock as to dividends or upon liquidation (except for dividends in such stock), or (2) acquires for any consideration (or pays or makes available any money for a sinking fund for the redemption of any shares of any such stock) any Common Stock or any other stock of the Company ranking junior to or on a parity with the Term Participating Preferred Stock as to dividends or upon liquidation (except by conversion into or exchange for such stock).

    MERGER, ETC. If there is a transaction prior to the Term Date in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then each share of Term Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount equal to the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, that a holder of the Reference Package would be entitled to receive as a result of such transaction.

    LIQUIDATION PREFERENCE. If the Company is liquidated prior to the Term Date, the holders of shares of Term Participating Preferred Stock will be entitled to receive an amount per share equal to the aggregate amount distributed or to be distributed prior to such date in connection with such liquidation to a holder of the Reference Package. This payment will be made before any distribution or payment is made to the holders of Common Stock or of any other stock of the Company ranking junior to the Term Participating Preferred Stock upon liquidation. This payment also includes accrued dividends to such distribution or payment date, whether or not earned or declared. If such payment is made in full to all holders, or on or following the occurrence of the Term Date, the holders as such will have no right or claim to any of the remaining assets of the Company.

    If the assets of the Company available for distribution to the holders of shares of Term Participating Preferred Stock upon any liquidation of the Company are insufficient to pay all amounts to which such holders are entitled pursuant to the preceding paragraph, no such distribution will be made on account of any shares of any other class or series of Preferred Stock ranking on a parity with the Term Participating Preferred Stock. However, the Company may pay proportionate distributive amounts on account of the shares of Term Participating Preferred Stock, ratably in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such liquidation. Upon the liquidation of the Company, the holders of shares of Term Participating Preferred Stock then outstanding will be entitled to be paid out of assets of the Company available for distribution to its stockholders all amounts to which such holders are entitled pursuant to the preceding paragraph before any payment is made to the holders of Common Stock or any other stock of the Company ranking junior upon liquidation to the Term Participating Preferred Stock.

    REDEMPTION. The shares of Term Participating Preferred Stock will not be redeemable.

    VOTING. The shares of Term Participating Preferred Stock shall not afford the holders thereof any right to vote or consent except as required by law.

    TRANSFER. A share of Term Participating Preferred Stock may not be transferred by any person to whom such share is issued by the Company except:
(1) by an employee to such employee's spouse or children or trusts for their benefit or the benefit of such employee; (2) by the laws of descent; or (3) to the Company; and, in each such case, without the receipt of value therefor.

    ADDITIONAL PROVISIONS

    The rights of holders of the Company's Common Stock will be subject to the rights of holders of any preferred stock that may be issued in the future. Any such issuance may adversely affect the interests of holders of Common Stock, (1) by limiting the control that they may exert by exercise of their voting rights or (2) by subordinating their rights in liquidation to the rights of the holders of preferred stock of the Company. In addition, the issuance of shares of preferred stock of the Company may discourage takeover attempts and other changes in control of the Company, by limiting the exercise of control by a person who has gained a substantial equity interest in the Company. The Company has no current plans to issue any other shares of preferred stock, except as described above with respect to the Series 1990A Preferred Stock and the Term Participating Preferred Stock.

COMMON STOCK

    GENERAL. Each share of the Company's Common Stock is entitled to dividends as declared by the Company's Board from any funds legally available for dividends. The Company may not make any payment on account of the retirement of Common Stock unless full dividends (including accumulated dividends, if applicable) have been set apart for payment upon all outstanding shares of the preferred stock of the Company and the Company is not in default with respect to any agreement for the retirement of any shares of preferred stock of the Company. Holders of Common Stock are entitled to one vote per share. Shareholders do not have the right to cumulate their votes in the election of directors. The Common Stock has no conversion rights and the holders of Common Stock have no preemptive or other rights to subscribe for additional securities of the Company. In the event of the liquidation of the Company, after the payment or provision for payment of all debts and subject to the rights of the holders of preferred stock of the Company which may be outstanding, the holders of Common Stock will be entitled to share ratably in the remaining assets of the Company. The Company's Common Stock is listed on the New York Stock Exchange.

    THE COMPANY DIVIDEND REINVESTMENT AND COMMON STOCK PURCHASE PLAN. Pursuant to its Reinvestment and Purchase Plan, the Company provides eligible shareholders with a method of investing cash dividends and optional cash payments at 100% of the average price (as defined in the Reinvestment and Purchase Plan) in additional shares of the Company's Common Stock without payment of any brokerage commission or service charge. The Company's Reinvestment and Purchase Plan includes certain dollar limitations on participation and provides for eligible shareholders to elect dividend reinvestment on only a part of the shares registered in the name of a participant (while continuing to receive cash dividends on remaining shares).

    PERIODIC STOCK PURCHASE RIGHTS AND RISK EVENT WARRANTS. The Company has entered into a Stock Purchase Agreement, dated as of May 30, 1990, among (1) Corporate Partners, L.P. ("Corporate Partners"), (2) Corporate Offshore Partners, L.P. ("Offshore"), (3) The State Board of Administration of Florida ("State Board") solely in its capacity as a managed account and not in its individual capacity, (4) Corporate Advisors, L.P. and (5) the Company. The Company has also entered into a Stock Purchase Agreement, dated as of May 30, 1990 (the "Florida Stock Purchase Agreement"), between State Board in its individual capacity and the Company. Pursuant to the Stock Purchase Agreement, the Company sold (1) to Corporate Partners 26,568,723 shares of Common Stock, 10 Periodic Stock Purchase Rights (each a "PSPR") and one Risk Event Warrant, (2) to Offshore 1,931,928 shares of Common Stock, 10 PSPRs and one Risk Event

Warrant and (3) to State Board 2,819,349 shares of Common Stock, 10 PSPRs and one Risk Event Warrant. Pursuant to the Florida Stock Purchase Agreement, the Company sold to State Board 6,480,000 shares of Common Stock, 10 PSPRs and one Risk Event Warrant.

    The Stock Purchase Agreement and the Florida Stock Purchase Agreement restrict certain actions of Corporate Partners, Offshore and State Board. The restrictions include certain transfer restrictions with respect to the shares of Common Stock acquired thereunder and standstill provisions limiting further acquisitions of Common Stock. The Stock Purchase Agreement and the Florida Stock Purchase Agreement also grant Corporate Partners, Offshore and State Board (1) the right to purchase their pro rata share of any Voting Securities (as defined in the Stock Purchase Agreement) sold by the Company for cash, subject to certain exceptions and (2) the right to designate one person to act as a non-voting observer of the Company's Board of Directors.

    Each PSPR issued to Corporate Partners, Offshore and State Board relates to a specific twelve-month period commencing with the twelve-month period following closing of the transactions contemplated under the Stock Purchase Agreement and the Florida Stock Purchase Agreement. Each PSPR shall become exercisable in the event that a Dividend Shortfall (as defined in the Stock Purchase Agreement) exists for the specific twelve-month period to which such PSPR relates. A Dividend Shortfall will be deemed to exist if the Company has not paid a cash dividend equal to $0.0683 per share of Common Stock for each quarter within such twelve-month period. The PSPRs will be exercisable for that number of shares of Common Stock or (subject to the prior approval of the Federal Reserve Board) depositary shares representing one one-thousandth of a share of Series 1990A Preferred Stock ("Depositary Shares") such that the holders of PSPRs will receive value equal to the Dividend Shortfall. Once a PSPR has become exercisable, it will remain exercisable for a one-year period at an exercise price of $1.25 per share of Common Stock or $1.00 per Depositary Share. If a PSPR were to become exercisable and were not redeemed by the Company as described below, the issuance of Depositary Shares or Common Stock upon exercise of a PSPR could adversely affect the market price of the Common Stock. If the PSPRs were to be exercised for the Company's Common Stock, there could be substantial dilution of the Common Stock.

    Each Risk Event Warrant will become exercisable in the event of certain defined change of control events with respect to the Company where the value received by holders of Common Stock is less than $4.625 per share, or in certain circumstances in the event the Common Stock is valued at less than $4.625 per share on the tenth anniversary of the closing of the transactions contemplated under the Stock Purchase Agreement. The Risk Event Warrants will be exercisable for that number of shares of Common Stock at an exercise price of $1.25 per share or, in certain circumstances (subject to the prior approval of the Federal Reserve Board), Depositary Shares such that the holders of Risk Event Warrants will receive value equal to such shortfall. If the Risk Event Warrants were to become exercisable and were not redeemed by the Company as described below, the issuance of Depositary Shares or Common Stock upon exercise of a Risk Event Warrant could adversely affect the market price of the Common Stock. If the Risk Event Warrants were to be exercised for Common Stock, there could be substantial dilution of the Common Stock. In the event of a change in control at a time when the market price of the Common Stock is less than $4.625 per share, the Risk Event Warrants may have the effect of reducing the price per share to be received by the holders of Common Stock.

    In the event of the exercise of a Risk Event Warrant upon the occurrence of certain change of control events, the Company may, at its option (subject to the prior approval of the Federal Reserve Board), elect to have such Risk Event Warrant become exercisable for other securities of the Company acceptable to the holder of such Risk Event Warrant in lieu of the shares of Common Stock for which such Risk Event Warrant would otherwise become exercisable. In addition, the Company has the right (subject to the prior approval of the Federal Reserve Board) to redeem any PSPR at a price equal to the Dividend Shortfall and any Risk Event Warrant at a price equal to the Value Shortfall (as defined in the Stock Purchase Agreement) after such PSPR or Risk Event

Warrant, as the case may be, shall have become exercisable. The Company also has entered into a registration rights agreement with Corporate Partners, Offshore and State Board pursuant to which Corporate Partners, Offshore and State Board, respectively, received certain rights to cause the Company to register with the Commission the Common Stock acquired pursuant to the Stock Purchase Agreement and the Florida Stock Purchase Agreement and the securities acquired upon exercise of the PSPRs and the Risk Event Warrants.

    The foregoing is a summary of the transactions contemplated by the Stock Purchase Agreement and the Florida Stock Purchase Agreement and related documents and is qualified in its entirety by the more detailed information contained in such agreements and documents, copies of which are incorporated by reference as exhibits to the Registration Statement of which this Prospectus is a part.

CERTAIN PROVISIONS OF THE COMPANY'S CERTIFICATE AND THE COMPANY'S BYLAWS


    The Company's Certificate requires the affirmative vote of the holders of 80% of the "Voting Stock" (defined therein) of the Company to approve certain mergers, consolidations, reclassifications, dispositions of assets or liquidation, involving or proposed by certain significant shareholders, unless certain price and procedural requirements are met or unless the transaction is approved by the "Continuing Directors" (defined therein). In addition, the Company's Certificate (1) provides for classification of the Company's Board of Directors into three separate classes, (2) sets a board size of between 12 and 30 and (3) authorizes action by the shareholders of the Company only pursuant to a meeting and not by a written consent. The foregoing provisions of the Company's Certificate can only be amended by the affirmative vote of the holders of at least 80% of the outstanding Voting Stock. However, under Delaware law, the holders of a majority of the outstanding Common Stock may amend the Company's Certificate to reduce the maximum number of the Company directors to the greater of (i) the number of directors then in office and (ii) 24. The Company's Bylaws provide that special meetings of shareholders may be called only by the Company's Board of Directors or the chief executive officer and (2) if a shareholder desires to bring business before an annual meeting, written notice of such business must be received by the Company not less than 120 days prior to the month and day in the subsequent year corresponding to the month and day of the prior year's proxy statement. The overall effect of these provisions may be to delay or prevent attempts by other corporations or groups to acquire control of the Company without negotiation with the Company's Board of Directors.


                              SELLING STOCKHOLDERS


    Up to 900,000 shares of Common Stock (the "Shares") are being offered for the account of the selling stockholders of the Company named below (the "Selling Stockholders"). The Shares will be issued by the Company to the Selling Stockholders in connection with the acquisition of Libra Investments, Inc. by the Company through U.S. Bancorp Investments, Inc., a subsidiary of the Company, which is expected to occur on January 4, 1999.



    The Selling Stockholders, who were employees of Libra Investments, Inc. at the time of the acquisition, are Jess Ravich (together with Tia Ravich, Trustees of the Ravich Revocable Trust of 1989), Jeffrey Benjamin, James P. Upchurch (together with Rebecca A. Upchurch, Trustees of the Upchurch Living Trust dated 12/14/90), Robert Okun, Bonnie Bach, Gregory Bousquette, Forbes Burtt, Richard Coppersmith, John Decoursey, Amy Emanuel, Mark Fein, Mary Ross Gilbert, Kevin J. Gorman, Thomas Koch, Alan Lhota, Michael Lingvall, Steven Mayer, Rebecca Mihalovich, Robert Morrish, Eben Perison, Russell Riopelle, Alan Schrager, Samir Shah, Jean Smith, Stephen C. Smith, Caroline Sykes, Charles Thurnher (together with Adele Thurnher, Trustees of the Charles & Adele Thurnher Living Trust dated 12/7/89), and Charles A. Yamarone. As used herein, "Selling Stockholders" includes donees and pledgees selling Shares received from a named Selling Stockholder after the date of this prospectus. None of the Selling Stockholders, either individually or as a group, owns more than one percent of the outstanding shares of Common Stock. Each of the Selling Stockholders who were employees of Libra Investments, Inc. at the time of the acquisition has entered into an employee agreement with the Company relating to their continued employment with a subsidiary of the Company.

    Because the Selling Stockholders may sell all or a portion of the Shares that may be offered pursuant to this Prospectus, the number of Shares that will be owned by each Selling Stockholder upon termination of this offering cannot be determined.

                              PLAN OF DISTRIBUTION

    The Shares may be sold from time to time directly by one or more of the Selling Stockholders in separate transactions or in a single transaction (either of which may involve block transactions), in settlement of short sales of Common Stock or in a combination of such methods of sale. Such sales may be made on the New York Stock Exchange, or such other national securities exchange or automated interdealer quotation system on which shares of Common Stock are then listed. Such sales may be made through negotiated transactions or otherwise at market prices prevailing at the time of the sale or at negotiated prices. Alternatively, from time to time one or more of the Selling Stockholders may offer Shares through brokers, dealers or agents, including a broker-dealer subsidiary of the Company, who may receive commissions from any such Selling Stockholders, agents and/or the purchasers for whom they may act as agent. If necessary, a supplemental Prospectus will describe the method of sale in greater detail. In addition, any of the Shares which qualify for sale pursuant to Rule 144 under the Securities Act of 1933 may be sold under Rule 144 rather than pursuant to this Prospectus.

    The Selling Stockholders and any such brokers, dealers or agents that participate in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933. Any profits on the sale of Shares by the Selling Stockholders and any associated commissions that are received may be deemed to be underwriting compensation under the Securities Act of 1933. If a Selling Stockholder is deemed to be an underwriter, such Selling Stockholder may be subject to certain statutory liabilities under the Securities Act of 1933, including but not limited to Sections 11 and 12 thereof.

    Shares may be sold from time to time in one or more transactions at a fixed offering price, which may be changed, or at varying prices determined at the time of sale or at negotiated prices. If applicable, such prices will be determined by agreement between the Selling Stockholders and any such dealers. The Selling Stockholders may, from time to time, authorize dealers, acting as the Selling Stockholders' agents, to solicit offers to purchase Shares upon the terms and conditions set forth in any supplemental Prospectus. The Company does not know of any arrangements that the Selling Stockholders have entered into to effect any such transactions in the Shares, nor is the Company aware of which brokerage firms the Selling Stockholders may select to effect brokerage transactions.

    The Selling Stockholders and any other person participating in a sale or distribution of Shares will be subject to the Securities Exchange Act of 1934 and the rules and regulations thereunder, including Rule 10b-5 and Regulation M. These provisions may limit the timing of purchases and sales of any of the Shares by the Selling Stockholders and any other such person.

    In order to comply with securities laws in certain jurisdictions, the Shares offered hereby will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers.


    The Company will not receive any part of the proceeds from the sale of the Shares. The Selling Stockholders will pay all applicable stock transfer taxes, brokerage commissions, and underwriting discounts or commissions. The Company will bear all other expenses in connection with the offering and sale of the Shares, including filing fees, legal and accounting fees and expenses, printing costs, and other expenses arising out of the preparation and filing of the Registration Statement and this Prospectus. The Company has agreed to indemnify the Selling Stockholders against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended, in connection with the registration and the offering and sale of the Shares. The Selling Stockholders have also agreed to indemnify the Company against certain liabilities in connection with the registration and the offering and sale of the Shares.

                                USE OF PROCEEDS

    The Company will not receive any proceeds from the sales hereunder of the Shares but will bear certain of the expenses thereof. See "Plan of Distribution".

                             VALIDITY OF THE SHARES

    The validity of the Shares is being passed upon for the Company by Dorsey & Whitney LLP.

                                    EXPERTS

    The consolidated financial statements of U.S. Bancorp appearing in the Company's Annual Report (Form 10-K) for the year ended December 31, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                             AVAILABLE INFORMATION

    The Securities Exchange Act of 1934, as amended, applies to the Company. Consequently, the Company files information with the Securities and Exchange Commission (the "Commission"). You may inspect and copy this information at the public reference facilities of the Commission located at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the public reference facilities in the Commission's regional offices located at 7 World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. You may also obtain copies of this information at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Some of this information is also available from the Commission over the Internet at http://www.sec.gov. The Company's Common Stock is listed on the New York Stock Exchange. You may also inspect this information at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

    This Prospectus does not contain all of the information set forth in the Registration Statement on Form S-3 and the exhibits thereto (together with any amendments or supplements thereto, the "Registration Statement"). We have filed the Registration Statement with the Commission under the Securities Act of 1933, as amended.

    For more information you may contact the Company at U.S. Bank Place, 601 Second Avenue South, Minneapolis, Minnesota 55402-4302 or by calling (612) 973-1111.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    We hereby incorporate by reference in this Prospectus the following documents which have been filed by the Company (formerly known as First Bank System, Inc.) with the Commission:

- Annual Report on Form 10-K for the year ended December 31, 1997, as amended by the Form 10-K/A dated May 19, 1998;

- Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998;

- Current Reports on Form 8-K filed January 16, 1998, April 2, 1998, April 3, 1998 and July 16, 1998;

- the portions of the Company's Proxy Statement for the Annual Meeting of Stockholders held on April 22, 1998 that have been incorporated by reference in the Company's 1997 Form 10-K; and

- the description of the Company's Common Stock, par value $1.25 per share, contained in Item 1 of the Registration Statement on Form 8-A dated March 19, 1984, as amended in its entirety by that Form 8 Amendment dated February 26, 1993 and that Form 8-A/A-2 dated October 6, 1994, and any amendment or report filed for the purpose of updating such description filed subsequent to the date of this Prospectus and prior to the termination of the offering described herein.

    We also hereby incorporate by reference into this Prospectus all documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date hereof and prior to the termination of the offering of the Shares of Common Stock, which documents shall be deemed a part hereof from the date of filing thereof.


    We will give you a copy of all of the information incorporated by reference free of charge upon written or oral request to the Office of the Corporate Secretary, U.S. Bancorp, 601 Second Avenue South, Minneapolis, Minnesota 55402-4302, telephone: (612) 973-1111.


    We may modify some of the statements contained in this Prospectus and the documents incorporated by reference. You should ignore any statements that are superseded.

    This prospectus (and the documents incorporated by reference):

-  constitutes the universe of authorized representations.

-  concerns only securities to which it relates.

-  only offers securities to any person to whom it is lawful to do so.

- only implies that information contained herein is correct on the date of this Prospectus (or, for documents incorporated by reference, on their date of filing).

          CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

    This Prospectus (including information included or incorporated by reference herein) contains statements that make assertions regarding the future. We caution you that actual results may differ materially from those in the forward-looking statements.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO DEALER, SALESMAN OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU MUST NOT RELY ON ANY UNAUTHORIZED INFORMATION OR REPRESENTATIONS. THIS PROSPECTUS IS AN OFFER TO SELL ONLY THE SHARES OFFERED HEREBY, BUT ONLY UNDER THE CIRCUMSTANCES AND IN JURISDICTIONS WHERE IT IS LAWFUL TO DO SO. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CURRENT ONLY AS OF ITS DATE (OR FOR DOCUMENTS INCORPORATED BY REFERENCE, AS OF THE DATE OF FILING).

                            ------------------------

                               TABLE OF CONTENTS


                                                    PAGE
                                                  ---------
The Company.....................................          2
  General.......................................          2
  History and Business..........................          2
Description of the Company's Capital
  Stock.........................................          3
  General.......................................          3
  Preferred Stock...............................          4
  Common Stock..................................          6
  Certain Provisions of the Company's
    Certificate and the Company's Bylaws........          8
Selling Stockholders............................          8
Plan of Distribution............................          9
Use of Proceeds.................................         10
Validity of the Shares..........................         10
Experts.........................................         10
Available Information...........................         11
Incorporation of Certain Documents by
  Reference.....................................         11
Cautionary Statement Concerning Forward-Looking
  Information...................................         12



                                     [LOGO]

                                 900,000 SHARES


                             ---------------------

                                   PROSPECTUS

                             ---------------------

                                  COMMON STOCK

                          (PAR VALUE $1.25 PER SHARE)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. EXPENSES.


Registration statement filing fee..........................................  $   8,750
Legal fees and expenses....................................................     20,000
Accounting fees and expenses...............................................     20,000
Printing costs.............................................................     10,000
Miscellaneous..............................................................     11,250
                                                                             ---------
  Total....................................................................  $  70,000
                                                                             ---------
                                                                             ---------


Item 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Under Delaware law, U.S. Bancorp will indemnify its directors and officers under certain circumstances against all expenses and liabilities incurred by them as a result of suits brought against them as such directors and officers. The indemnified directors and officers must act in good faith and in a manner they reasonably believe to be in the best interests of the Company, and, with respect to any criminal action or proceeding, have no reasonable cause to believe their conduct was unlawful. The Company will not indemnify directors and officers for expenses in respect of any matter as to which the indemnified directors and officers shall have been adjudged to be liable to the Company, unless the court in which such action or suit was brought shall otherwise determine. The Company may indemnify officers and directors only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable statutory standard of conduct.

    Article Ninth of the Company's Restated Certificate of Incorporation, as amended, provides that a director shall not be liable to the Company or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability:

    - for any breach of the director's duty of loyalty to the Company or its stockholders,

    - for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,


    - under the Delaware statutory provision making directors personally liable for unlawful payment of dividends or unlawful stock repurchases or redemptions, or


    - for any transaction from which the directors derived an improper personal benefit.

    The Bylaws of the Company provide that the officers and directors of the Company shall be indemnified to the full extent permitted by Delaware law, as amended from time to time. The Board of Directors has discretion to indemnify any employee of the Company for actions arising by reason of the employee's employment with the Company. The Company shall pay expenses incurred by officers and directors in defending actions in advance of any final disposition if such officer or director agrees to repay such amounts if it is ultimately determined that he or she is not entitled to be indemnified under Delaware law.

    The Company maintains a standard policy of officers' and directors' liability insurance.

Item 16. EXHIBITS.


EXHIBIT NO.                                               DESCRIPTION
-----------  -----------------------------------------------------------------------------------------------------

         2   Agreement and Plan of Merger by and between First Bank System, Inc. and U.S. Bancorp, dated as of
             March 19, 1997. (Incorporated by reference to Exhibit 2.1 to the registrant's Form 8-K dated March
             19, 1997.)

       3.1   Restated Certificate of Incorporation, as amended. (Incorporated by reference to Exhibit 3.1 to the registrant's report on Form 10-Q for the period ended March 31, 1998.)

       3.2   Form of Certificate of Designation, dated January 4, 1999, relating to the Term Participating
             Preferred Stock.

       3.3   By-laws, as amended. (Incorporated by reference to Exhibit 3.1 to the registrant's report on Form
             10-Q for the period ended June 30, 1998.)

       4.1   Rights Agreement, dated as of January 4, 1999, between U.S. Bancorp and U.S. Bank National
             Association, as Rights Agent.

       4.2   Form of Indemnification Agreement, dated December 30, 1998, between U.S. Bancorp and the Selling
             Stockholders.

       4.3   Warrant Agreement, dated as of October 2, 1995, between U.S. Bancorp and First Chicago Trust Company of New York, as Warrant Agent and Form of Warrant. (Incorporated by reference to Exhibits 4.18 and
             4.19 to the registrant's Registration Statement on Form S-3, File No. 33-61667.)

       4.4   Warrant Agreement, dated as of November 20, 1990, between Metropolitan Financial Corporation and
             American Stock Transfer and Trust Company, as Warrant Agent; Supplemental Warrant Agreement, dated as of January 24, 1995, between U.S. Bancorp and American Stock Transfer and Trust Company, as Warrant
             Agent; and Form of Warrant. (Incorporated by reference to Exhibit 4E to the registrant's report on
             Form 10-K for the year ended December 31, 1996.)

       4.5   Stock Purchase Agreement, dated as of May 30, 1990, among Corporate Partners, L.P., Corporate
             Offshore Partners, L.P., The State Board of Administration of Florida and the Company (without exhibits). (Incorporated by reference to Exhibit 4.8 to Amendment No. 1 to the registrant's
             Registration Statement on Form S-3, File No. 33-42650.)

       4.6   First Amendment, dated as of June 30, 1990, to the Stock Purchase Agreement among Corporate Partners,
             L.P., Corporate Offshore Partners, L.P., The State Board of Administration of Florida and the
             Company. (Incorporated by reference to Exhibit 4.9 to Amendment No. 1 to the registrant's
             Registration Statement on Form S-3, File No. 33-42650.)

       4.7   Second Amendment, dated July 18, 1990, to Stock Purchase Agreement among Corporate Partners, L.P.,
             Corporate Offshore Partners, L.P., The State Board of Administration of Florida and the Company.
             (Incorporated by reference to Exhibit 4.10 to Amendment No. 1 to the registrant's Registration
             Statement on Form S-3, File No. 33-42650.)

       4.8   Stock Purchase Agreement, dated as of May 30, 1990, between The State Board of Administration of
             Florida and the Company (without exhibits). (Incorporated by reference to Exhibit 4.11 to amendment
             No. 1 to the registrant's Registration Statement on Form S-3, File No. 33-42650.)

       4.9   Form of Periodic Stock Purchase Right. (Incorporated by reference to Exhibit 4.12 to Amendment No. 1 to the registrant's Registration Statement on Form S-3, File No. 33-42650.)

EXHIBIT NO.                                               DESCRIPTION
-----------  -----------------------------------------------------------------------------------------------------
      4.10   Form of Risk Event Warrant. (Incorporated by reference to Exhibit 4.13 to Amendment No. 1 to the registrant's Registration Statement on Form S-3, File No. 33-42650.)

      4.11   Registration Rights Agreement, dated as of July 18, 1990, among Corporate Partners, L.P., Corporate
             Offshore Partners, L.P., The State Board of Administration of Florida and the Company. (Incorporated
             by reference to Exhibit 4.14 to Amendment No. 1 to the registrant's Registration Statement on Form
             S-3, File No. 33-42650.)

      4.12   Registration Rights Agreement, dated as of July 18, 1990, between The State Board of Administration of Florida and the Company. (Incorporated by reference to Exhibit 4.14 to Amendment No. 1 to the registrant's Registration Statement on Form S-3, File No. 33-42650.)

      4.13   Pursuant to Item 601(b)(4)(iii)(A) of Regulation S-K, copies of instruments defining the rights of holders of long-term debt are not filed. U.S. Bancorp agrees to furnish a copy thereof to the
             Securities and Exchange Commission upon request.

        5*   Opinion of Dorsey & Whitney LLP.

      23.1   Consent of Ernst & Young LLP.

     23.2*   Consent of Dorsey & Whitney LLP. (Included in Exhibit 5.)

       24*   Power of Attorney.

        27   The Company's Financial Data Schedules. (Incorporated by reference to Exhibit 27 to the registrant's report on Form 10-Q for the period ended September 30, 1998.)


------------------------


    *  Previously filed.


Item 17. UNDERTAKINGS.

    (a) The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (d) The undersigned registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on December 30, 1998.


                                U.S. BANCORP

                                By:            /s/ JOHN F. GRUNDHOFER
                                     -----------------------------------------
                                                 John F. Grundhofer
                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

             NAME                         TITLE
------------------------------  --------------------------

                                President, Chief Executive
    /s/ JOHN F. GRUNDHOFER        Officer and Director
------------------------------    (principal executive
      John F. Grundhofer          officer)

                                Executive Vice President
     /s/ SUSAN E. LESTER          and Chief Financial
------------------------------    Officer (principal
       Susan E. Lester            financial officer)

    /s/ TERRANCE R. DOLAN       Senior Vice President and
------------------------------    Controller (principal
      Terrance R. Dolan           accounting officer)

              *
------------------------------  Director
       Linda L. Ahlers

              *
------------------------------  Director
       Harry L. Bettis

              *
------------------------------  Director and Chairman
       Gerry B. Cameron

              *
------------------------------  Director
    Carolyn Silva Chambers

             NAME                         TITLE
------------------------------  --------------------------
              *
------------------------------  Director
    Arthur D. Collins, Jr.

              *
------------------------------  Director
        Peter H. Coors

              *
------------------------------  Director
       Robert L. Dryden

              *
------------------------------  Director
       Joshua Green III

              *
------------------------------  Director
        Robert L. Hale

              *
------------------------------  Director
      Delbert W. Johnson

              *
------------------------------  Director
     Richard L. Knowlton

              *
------------------------------  Director
        Jerry W. Levin

              *
------------------------------  Director
      Edward J. Phillips

              *
------------------------------  Director
       Paul A. Redmond

              *
------------------------------  Director
      Richard G. Reiten

              *
------------------------------  Director
       S. Walter Richey

             NAME                         TITLE
------------------------------  --------------------------
              *
------------------------------  Director
      Richard L. Schall

              *
------------------------------  Director
      Walter Scott, Jr.

    /s/ TERRANCE R. DOLAN
------------------------------
   *By Terrance R. Dolan as
       Attorney-in-fact


Dated: December 30, 1998

                                 EXHIBIT INDEX


EXHIBIT NO.                                               DESCRIPTION
-----------  -----------------------------------------------------------------------------------------------------

         2   Agreement and Plan of Merger by and between First Bank System, Inc. and U.S. Bancorp, dated as of
             March 19, 1997. (Incorporated by reference to Exhibit 2.1 to the registrant's Form 8-K dated March
             19, 1997.)

       3.1   Restated Certificate of Incorporation, as amended. (Incorporated by reference to Exhibit 3.1 to the registrant's report on Form 10-Q for the period ended March 31, 1998.)

       3.2   Form of Certificate of Designation, dated January 4, 1999, relating to the Term Participating
             Preferred Stock.

       3.3   By-laws, as amended. (Incorporated by reference to Exhibit 3.1 to the registrant's report on Form
             10-Q for the period ended June 30, 1998.)

       4.1   Rights Agreement, dated as of January 4, 1999, between U.S. Bancorp and U.S. Bank National
             Association, as Rights Agent.

       4.2   Form of Indemnification Agreement, dated December 30, 1998, between U.S. Bancorp and the Selling
             Stockholders.

       4.3   Warrant Agreement, dated as of October 2, 1995, between U.S. Bancorp and First Chicago Trust Company of New York, as Warrant Agent and Form of Warrant. (Incorporated by reference to Exhibits 4.18 and
             4.19 to the registrant's Registration Statement on Form S-3, File No. 33-61667.)

       4.4   Warrant Agreement, dated as of November 20, 1990, between Metropolitan Financial Corporation and
             American Stock Transfer and Trust Company, as Warrant Agent; Supplemental Warrant Agreement, dated as of January 24, 1995, between U.S. Bancorp and American Stock Transfer and Trust Company, as Warrant
             Agent; and Form of Warrant. (Incorporated by reference to Exhibit 4E to the registrant's report on
             Form 10-K for the year ended December 31, 1996.)

       4.5   Stock Purchase Agreement, dated as of May 30, 1990, among Corporate Partners, L.P., Corporate
             Offshore Partners, L.P., The State Board of Administration of Florida and the Company (without exhibits). (Incorporated by reference to Exhibit 4.8 to Amendment No. 1 to the registrant's
             Registration Statement on Form S-3, File No. 33-42650.)

       4.6   First Amendment, dated as of June 30, 1990, to the Stock Purchase Agreement among Corporate Partners,
             L.P., Corporate Offshore Partners, L.P., The State Board of Administration of Florida and the
             Company. (Incorporated by reference to Exhibit 4.9 to Amendment No. 1 to the registrant's
             Registration Statement on Form S-3, File No. 33-42650.)

       4.7   Second Amendment, dated July 18, 1990, to Stock Purchase Agreement among Corporate Partners, L.P.,
             Corporate Offshore Partners, L.P., The State Board of Administration of Florida and the Company.
             (Incorporated by reference to Exhibit 4.10 to Amendment No. 1 to the registrant's Registration
             Statement on Form S-3, File No. 33-42650.)

       4.8   Stock Purchase Agreement, dated as of May 30, 1990, between The State Board of Administration of
             Florida and the Company (without exhibits). (Incorporated by reference to Exhibit 4.11 to amendment
             No. 1 to the registrant's Registration Statement on Form S-3, File No. 33-42650.)

       4.9   Form of Periodic Stock Purchase Right. (Incorporated by reference to Exhibit 4.12 to Amendment No. 1 to the registrant's Registration Statement on Form S-3, File No. 33-42650.)

      4.10   Form of Risk Event Warrant. (Incorporated by reference to Exhibit 4.13 to Amendment No. 1 to the registrant's Registration Statement on Form S-3, File No. 33-42650.)

EXHIBIT NO.                                               DESCRIPTION
-----------  -----------------------------------------------------------------------------------------------------
      4.11   Registration Rights Agreement, dated as of July 18, 1990, among Corporate Partners, L.P., Corporate
             Offshore Partners, L.P., The State Board of Administration of Florida and the Company. (Incorporated
             by reference to Exhibit 4.14 to Amendment No. 1 to the registrant's Registration Statement on Form
             S-3, File No. 33-42650.)

      4.12   Registration Rights Agreement, dated as of July 18, 1990, between The State Board of Administration of Florida and the Company. (Incorporated by reference to Exhibit 4.14 to Amendment No. 1 to the registrant's Registration Statement on Form S-3, File No. 33-42650.)

      4.13   Pursuant to Item 601(b)(4)(iii)(A) of Regulation S-K, copies of instruments defining the rights of holders of long-term debt are not filed. U.S. Bancorp agrees to furnish a copy thereof to the
             Securities and Exchange Commission upon request.

        5*   Opinion of Dorsey & Whitney LLP.

      23.1   Consent of Ernst & Young LLP.

     23.2*   Consent of Dorsey & Whitney LLP. (Included in Exhibit 5.)

       24*   Power of Attorney.

        27   The Company's Financial Data Schedules. (Incorporated by reference to Exhibit 27 to the registrant's report on Form 10-Q for the period ended September 30, 1998.)

------------------------


    *  Previously filed.